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                                                                   EXHIBIT 10.6



                            DISTRIBUTION AGREEMENT

                                    BETWEEN

                      CHUGAI DIAGNOSTICS SCIENCE CO., LTD

                                      AND

                     REAADS BIO-MEDICAL PRODUCTS (UK) LTD



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                            DISTRIBUTION AGREEMENT

                                    BETWEEN

                      CHUGAI DIAGNOSTICS SCIENCE CO., LTD

                                      AND

                     REAADS BIO-MEDICAL PRODUCTS (UK) LTD




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                                   CONTENTS

      Clause Heading

1.    INTERPRETATION
2.    APPOINTMENT
3.    SUPPLY OF THE PRODUCT
4.    PRICE AND PAYMENT
5.    THE DISTRIBUTOR'S OBLIGATIONS
6.    THE SUPPLIER'S RIGHTS AND OBLIGATIONS
7.    GUARANTEE
8.    WARRANTY AND LIABILITY
9.    INDEMNITY
10.   INTELLECTUAL PROPERTY
11.   CONFIDENTIALITY
12.   TERMS AND TERMINATION
13.   CONSEQUENCES OF TERMINATION
14.   FORCEMAJEURE
15.   ASSIGNMENT AND SUB-CONTRACTORS
16.   MISCELLANEOUS
17.   NOTICES
18.   GOVERNING LAW AND JURISDICTION


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THIS AGREEMENT is made the 17th day of November, 1997.

BETWEEN

(1) Chugai Diagnostics Science Co., LTD. ("the Supplier") a company incorporated in Japan whose principal office is at 3-41-8 Takada, Toshima-ku, Tokyo, Japan.
(2) Reaads Bio-Medical Products (UK) LTD. ("the Distributor") a company incorporated in United Kingdom whose registered office is at 75 Beoadway, Peterborough, Pel 1st, UK.

WHEREAS:

(A) The Supplier and Reaads Medical Products, Inc., a Delaware corporation having a principal place of business at 12061 Tejon Street, Suite 120, Westminster, Colorado 80234, USA ("RMP"), which owns 100% share of Distributor, entered into a Manufacturing Agreement ("the Original Agreement") as of the day of September 1, 1994
(B) RMP manufactures the Products (as defined), and the Supplier import the Products from RMP and sell the Products in Japan
(C) The Supplier wishes to appoint the Distributor as a distributor of certain products within the Territory (as defined)
(D) The Distributor has agreed so to act on the terms and conditions set out below.


NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto mutually agree as follows:


1.    INTERPRETATION

1.1 In this Agreement the following words and expressions shall bear the following meaning:

      "Contract Year": the 24 month period commencing on the commencement date set out in Clause 12.1 and each subsequent one year anniversary thereof. "Products": Products shall mean those items as specified in Schedule A attached hereto, as amended from time to time by mutual agreement in writing, and as described in the Patent No. 283779 filed on September 11, 1991 in United Kingdom.
      "Territory": The territory to which this Agreement applies shall be limited to United Kingdom.


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      "Associated Companies": Associated companies mean any corporation, partnership or other entity directly or indirectly owned by, owning, or under common ownership with the parties hereto at last 50% of its share having the power to vote for the election of directors.


2.    APPOINTMENT

2.1 The Supplier hereby appoints the Distributor to act as its exclusive distributor for the distribution and resale of the Products throughout the Territory subject to the terms of this Agreement.
2.2   The Distributor shall for the duration of this Agreement:
      (a) not manufacture or distribute goods which compete with any of the Products and for the sake of clarity competitive products will be products with similar functions or being able to be used as substitute or alternative to the Products;
      (b) obtain the Products for resale only from the Supplier;
      (c) not seek customers for nor establish any branch nor maintain a distribution depot for the sale of the Products outside the Territory.
2.3 Without prejudice to Clause 2.1, the Supplier shall not appoint any other person as distributor of the Products in the Territory nor supply the Products to any other person in the Territory whether for use or resale nor itself sell the Products in the Territory other than to the Distributor.


3.    SUPPLY OF THE PRODUCT
3.1 The Distributor shall order the Products in writing specifying order details such as quantity/place of delivery/delivery instructions/price code of product, etc. No order shall become binding until accepted by the Supplier. The confirmation of the order will be made by any means available to Supplier by fax.
3.2 The Distributor shall at quaterly intervals notify the Supplier of its estimated requirement for the Products for the following 6 months and shall give the written tentative order before 60 days and the written firm order before 30 days to the Supplier.
3.3 The Supplier shall use all reasonable efforts to supply the Products to the Distributor within 45 days of the order, FCA at Denver and in accordance with the Distributor's orders.


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3.4  Each order for the Products shall once accepted by the Supplier constitute a separate contract and any default by the Supplier in respect of an order shall not affect this Agreement or any other orders placed under it.
3.5 All supply of the Products to the Distributor hereunder shall be subject to the Supplier's standard form terms and conditions of supply as amended and notified to the Distributor from time to time. Where there is any conflict between the terms hereof and the Supplier's standard terms and conditions of supply the terms hereof shall prevail.


4.   PRICE AND PAYMENT
     4.1 The prices of the Products for the Distributor subject to any agreed reductions or discounts shall be those specified in the Schedule attached hereto, excluding VAT and any other sales or similar tax which shall be added thereto if and to the extent applicable from time to time. However the Supplier and the Distributor shall annually agree on the increase or decrease in the prices for the Products according to market conditions, the margins and the growth of the sector. If the adjusted prices are not agreed, the prices shall be the prices currently in force adjusted by the amount by which the Hyaluronic Acid Retail price changes. The adjustment in the prices for the Products shall come into force on 1 January each year.
     4.2 All duties, taxes or other charges relating to the importation of the Products into the Territory shall be borne and paid by the Distributor.
     4.3 The Supplier shall issue an invoice for each order for the Products to be delivered. The original invoice shall be sent to the Distributor.
     4.4 Payment for the Products shall be made within 45 days of receipt of invoice. Any overdue amount will be charged with an interest rate equivalent to 10% annually.
     4.5 Payment shall be made in Japanese YEN((Y)) by bank transfer to the bank account designated by Supplier.
     4.6 It is understood by the parties hereto that time for payment of sums due shall be of the essence. In addition to any other rights and remedies the Supplier may have, where any sums have fallen due to the Supplier and are unpaid by the Distributor.
          (a) the Supplier shall be entitled to suspend further deliveries to the Distributor until all outstanding sums are paid; and


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            (b)   all sums involved by the Supplier to the Distributor (whether or not outstanding) shall become immediately due and payable in full.

      4.7 If in any Contract Year the Distributor fails to purchase from the Supplier and pay for in full at least the Quantity of Products shown below for the Contract Year in question (The Minimum Purchase Order) then, the Supplier shall be entitled on giving twenty days written notice to the Distributor, to be served within three months of the end of the Contract Year in question, to terminate this agreement forthwith in which case the provisions of Clause 13 shall apply.

            Contract Year                 Minimum Purchase Order per year
               1st year                         100kits
               2nd year                         200kits

      In the fourth and subsequent years the Minimum Purchase Order shall be increased by the Supplier in respect of the previous year in consultation with the Distributor.

      Any purchase amount exceeding the yearly Minimum Purchase Order can be set off or credited by the Distributor against the Minimum Purchase Order for the following year.

5.    THE DISTRIBUTOR'S OBLIGATIONS
      5.1 The Distributor shall:
          (a) use its best endeavors to maximize sales of the Products in all parts of the Products in all parts of the Territory;
          (b)  advertise the Products within the Territory;
          (c) employ staff having adequate training in the promotion, distribution, sale and servicing of the Products;
          (d) maintain an adequate sales network and such other staff as may be required to promote and sell the Products and ensure that customers are given proper instructions and information concerning the purchase and use of the Products and provide a proper after sales maintenance, repair and guarantee service for the Products;
          (e) make no alteration, modification or addition to the Products and make no representations nor give any warranty or guarantee on behalf of the Supplier in relation to the Products other than one agreed in writing with the Supplier.


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          (f)  at its own expense ensure that all regulations and all requirements relating to the import, promotion, distribution and resale of the Products in the Territory are complied with.

6.    THE SUPPLIER'S RIGHTS AND OBLIGATIONS
      The Supplier shall provide to the Distributor reasonable quantities of up to date information concerning the products including technical data, drawings and catalogues to assist the Distributor in the promotion and sale of the Products and upon request from the Distributor provide, at a reasonable rate assistance with training the Distributor's staff to enable them to carry out the promotion, sale and after-sales servicing of the Products. Any material so provided by the Supplier may be used by the Distributor only in the proper performance of its obligations hereunder.

7.    GUARANTEE GRANTED BY THE DISTRIBUTOR
      The Distributor and the Supplier guarantee and undertake to take all necessary actions in order to ensure that neither it nor any of its Associated Companies shall manufacture or distribute goods in the Territory which compete with or might compete with the Product.

8.    WARRANTY AND LIABILITY
      8.1 The Supplier warrants that the Products shall be free from defects in work and materials and shall comply with any written description or specification given therefor by the Supplier to the Distributor. The Supplier's entire liability (including any liability for the act and omission of its employees agents or subcontractors) to the Distributor in respect of any breach of its contractual obligations arising hereunder or any representation statement tortuous act or omission including negligence arising under or in connection with this agreement or breach of any or all warranties given in this Clause 8.1 shall be limited in total (no matter how many claims are made or whatever the basis of such claim) to the replacement of the Products, or at Supplier's discretion, repayment of the price of the Products which are the subject of the breach, representation, statement, tortuous act or omission. The Supplier shall indemnify the Distributor for all costs, expenses or damages incurred by it as a result of claim made against the Distributor by third parties for compensation for personal injury or loss of damage to property resulting from Products


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            supplied by the Supplier hereunder (in the absence of negligence or breach of this Agreement by the Distributor) not complying with the specifications referred to above.
      8.2 The Supplier shall not be liable to the Distributor for any indirect, special or consequential loss or damage (including loss of profits, revenue or goodwill) suffered by the Distributor whether such loss is caused by the Supplier's breach of its contractual obligations or by any tortuous act or omission including negligence or in any other way.
9.    INDEMNITY
The Distributor hereby agrees to indemnify the Supplier against all proceedings, claims, losses, costs (including professional fees), damages and expenses which may be incurred or suffered by or threatened against the Supplier as a result of of any use of Products by third parties, except to the extent that such proceedings, claims, loses, costs any use, damages and expenses have resulted from the inconformity of Products with Schedule.

10.   INTELLECTUAL PROPERTY
      10.1 Nothing in this Agreement shall grant the Distributor any right or license to exploit any copyright, patent or know-how comprised in the Products.
      10.2 The Distributor shall promptly notify the Supplier of any actual or suspected infringement by any third party of any patent, copyright, design right or any other intellectual property right comprised in or associated with the Products and shall assist the Supplier in taking all such steps as may be necessary to protect or defend such rights including taking or defending legal proceedings or applying for a registration of such right.
      10.3 Copyright in the packaging and labeling of the Products (including without limitation those prepared by the Distributor in accordance of Clause 5.1.e.) shall belong to the Supplier at all time notwithstanding termination of this agreement for any reason. The Distributor shall not alter, amend, or obscure any such packaging or labeling without the written consent of the Supplier.

11.   CONFIDENTIALITY
      11.1 The Distributor shall treat as confidential any information or know-how relating to the Products as well as any information relating to the Supplier's business, sales, marketing methods given by the Supplier to the Distributor and shall not use or disclose the same for the proper and necessary purposes


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            of this Agreement and any such disclosure shall be made to the
            Distributor's employees or to third parties under appropriate conditions of confidence.
      11.2 These obligations of confidentiality shall survive termination of this Agreement for any reason provided always that they shall not apply to any information which is:
            (a) at the time of disclosure from the Supplier, in the public domain; or
            (b) after disclosure from the Supplier, becomes part of the public domain, by publication or otherwise, through no fault of the Distributor; or
            (c) at the time of disclosure by the Supplier, already in the possession of the Distributor, and such possession can be properly demonstrated by Distributor; or
            (d) is rightfully made available to Distributor from sources independent of Supplier; or
            (e) is required by law to be disclosed to any Court or other regulatory authority.

12.   TERMS AND TERMINATION
      12.1 This Agreement shall commence on November 17, 1997 and unless terminated in accordance with the terms hereof shall continue in force for an initial period of two years and will be renewed for further 1 year periods with mutual written consent 30 days prior to the termination of this Agreement.
      12.2  The Supplier may terminate this Agreement:
            (a)   as provided in Clause 4.7 if the Distributor fails to purchase and pay for the minimum Purchase Order set out therein;
            (b)   by giving not less than 30 days written notice if there is any material change in the ownership management or control of the Distributor;
            (c) upon 30 days written notice from the Supplier to the Distributor of any default in the payment of due invoices;
            (d) if the Original Agreement is terminated for whatever reason.
      12.3 Either party shall be entitled to terminate this Agreement immediately on given written notice to the other if the other:
            (a) commits a breach of its obligations hereunder or contained in any order contract made pursuant hereto which in the case of a breach capable of remedy has been remedied within 30 days of a notice of the breach requiring its remedy having been given by the innocent party to the other; or


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            (b)   holds any meeting with or makes or proposes or enters into or has proposed to it any arrangement or composition with or for its creditors; or
            (c) is presented with a petition for bankruptcy or has a meeting convened to consider a resolution for the making of an administrative order against it, or its winding up, bankruptcy or dissolution; or
            (d) undertakes any action or has any action taken against it analogous to the foregoing in any jurisdiction.

13.   CONSEQUENCES OF TERMINATION
      13.1 Upon termination of this Agreement by reason of the Distributor breaches the Supplier may at its option cancel any orders for the Products placed by the Distributor prior to termination to the extent that delivery to the Distributor has not been made;
      13.2  Upon termination of this Agreement for any other reason:
            (a) for a period of 30 days after the date of termination the Distributor shall be entitled to fulfill firm orders for the Products places by customers and accepted by the Distributor prior to the date of termination from stock already held by the Distributor and to the extent that stock is not repurchased by the Supplier for the purposes of any sales allowed by this terms of this Agreement shall continue to apply;
            (b) all amounts invoiced to the Distributor by the Supplier (whether before or after termination and whether they have fallen due or not) for Products delivered shall be payable immediately;
            (c) subject to the rights specifically granted in this Clause 13, the Distributor shall cease to promote, market or sell the Products and shall no longer hold itself out as distributor of the Products;
            (d) the Distributor shall within 14 days after termination deliver to the Supplier or at the Supplier's option destroy all product samples and sales and marketing material in its possession or control which related to the Products or which refer to the Distributor as distributor of the Products.

14.   FORCEMAJEURE
      14.1 Either party shall be excused from performance of its obligations hereunder if and to the extent that such performance is prevented (directly or indirectly)


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            by reason of any strike, lock out, labor disturbance, government action, riot, armed conflict, accident, extremes of weather or event of nature, unavailability of raw materials or raw materials or of normal means of transport, act of God or any other matter whatsoever beyond the reasonable control of the party whose performance is thereby hindered or prevented.
      14.2 Nothing in Clause 14.1 shall operate to excuse the Distributor from performance of any of its payment obligations under this Agreement provided that where payment in accordance with the terms hereof is prevented by an act or event beyond the reasonable control of either party the Distributor shall make payment into a bank account opened in the name of the Supplier of any sums due from the Distributor to the Supplier hereunder and immediately upon the cessation of the relevant act or event referred to above such sums shall be paid to the Supplier.
      14.3 If either party is prevented for a continuous period of 15 or total of 30 days in any 365 day period by any reason set out in Clause
            14.1 from performing its obligations hereunder to the extent that the commercial purpose of this Agreement is frustrated then either party may on 30 days written notice to the other terminate this Agreement provided that the reason preventing that party's performance still prevails as at the date of termination.

15.   ASSIGNMENT AND SUB-CONTRACTORS
      15.1 The Distributor shall not assign or transfer all or any of its rights or obligations hereunder nor appoint agents, representatives or sub-distributors without the prior written consent of the Supplier.
      15.2 The Supplier may assign its right and obligations under this Agreement or may perform any of its obligations hereunder through an Associates Company.
      15.3 This Agreement shall be binding upon and endure to the benefit of the successors and assigns (if any) of the parties hereto.

16.   MISCELLANEOUS
      16.1 Nothing contained herein shall be deemed to create any partnership or joint venture between the parties nor any relationship of principal and agent.
      16.2 Each party hereby confirms that this Agreement sets out the entire agreement and understanding between the parties in relation to the subject matter hereof and that it supersedes all previous agreements, arrangements


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            and understandings between them with regard to such subject matter and that it is not entering into this Agreement in reliance upon any representation or warranty not expressly set out herein.
      16.3 No provision of this Agreement may be amended, modified, discharged or terminated other than by the express written agreement of the parties hereto.
      16.4 No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by either party of any right, power or privilege preclude any further exercise of any other right, power or privilege.

17.   NOTICES
      17.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by facsimile transmission to the address of that party specified in this Agreement or to that party's facsimile transmission number thereat that party from time for this purpose and shall be effectual notwithstanding any other of address not so notified.
      17.2 Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered, if by letter on the tenth working day after posting, if by delivery during working hours when left at the relevant address and otherwise on the tenth working day after delivery and if by facsimile during working hours when transmitted and otherwise on the next working day after transmission.

18.   GOVERNING LAW
This agreement shall be construed and the rights and obligations of the parties hereto shall be determined in accordance with the laws of Japan.

19.   ARBITRATION
All disputes arising out of and/or in relation to this agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Such arbitration shall take place in Tokyo, Japan. The award resulting therefrom shall be final and binding on both parties, and judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.


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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives:


Chugai Diagnostics Science Co. LTD.

By: Yoshito Koike
Position: President
Date:

Reaads Bio-Medical Products (UK) LTD.

By: George Fleming                  /s/George Fleming
Position: Managing Director
Date:


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SCHEDULE



PRODUCT

      HYALURONIC ACID "CHUGAI"            96WELL            (Y)33,600